                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            THE MILLBROOK PRESS INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   06-1390025
--------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

     2 Old New Milford Road, Brookfield, Connecticut      06084
--------------------------------------------------------------------------------
          (Address of principal executive offices)     (Zip Code)

                             1994 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                   David Allen
  Executive Vice President, Chief Operating Officer and Chief Financial Officer
                            The Millbrook Press Inc.
                             2 Old New Milford Road
                          Brookfield, Connecticut 06084
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (203) 740-2220
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                           Proposed         Proposed
  Title of                                 maximum          maximum
 securities              Amount            offering         aggregate       Amount of
   to be                  to be            price per        offering      registration
 registered            registered          share (1)        price (2)        fee (2)
---------------------------------------------------------------------------------------
Common Stock,           675,000             $2.89          $1,952,151        $515.51
$.01 par value       shares (1)(2)

=======================================================================================

(1)         There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the  anti-dilution  provisions  of the 1994 Stock  Option  Plan (the
            "Plan") of The Millbrook Press Inc. (the "Company").
(2)         Includes  an  aggregate  of  537,900  shares  with  respect to which options were granted under the Plan at an average  exercise price of
            $2.89 per share. An additional 137,100 shares of Common Stock may be offered under the Plan at prices not

            presently  determined.  Pursuant  to  Rule  457(g)  and  (h)  of the
            Securities  Act of 1933,  as amended  (the  "Securities  Act"),  the offering  price for the shares which may be issued under the Plan is estimated solely for the purpose of determining the registration fee and is based on the  closing  price of the  Company's  Common  Stock
            $2.90 as reported by the Nasdaq Stock Market  ("Nasdaq") on December
            14, 2001.

                                EXPLANATORY NOTE

            The Company has prepared this  Registration  Statement in accordance with the  requirements of Form S-8 under the Securities Act, to register 675,000 shares  of Common  Stock,  $.01 par value per  share,  of the  Company  issuable pursuant to the Plan.

            This Form S-8 includes a Reoffer  Prospectus  prepared in accordance with Part I of Form S-3 under the Securities Act. The Reoffer  Prospectus may be utilized for reofferings and resales of shares of Common Stock acquired pursuant to the Plan, the shares of which were previously registered.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            The  Company  will  provide  documents  containing  the  information specified in Part I of Form S-8 to  employees  as  specified  by Rule  428(b)(1)
under the Securities Act.  Pursuant to the instructions to Form S-8, the Company is not  required  to file these  documents  either as part of this  Registration
Statement or as prospectus or prospectus  supplements pursuant to Rule 424 under the Securities Act.

                 SUBJECT TO COMPLETION, DATED DECEMBER 20, 2001

PROSPECTUS

                                 675,000 SHARES

                            THE MILLBROOK PRESS INC.
                          Common Stock ($.01 par value)

            This Prospectus relates to the reoffer and resale by certain selling shareholders of shares of our Common Stock,  $.01 par value,  that may be issued by us to the Selling Shareholders upon the exercise of outstanding stock options granted pursuant to our 1994 Stock Option Plan. The offer and sale of the shares to the selling shareholders were previously  registered under the Securities Act of 1933, as amended. With respect to the shares that may be issued to any of the selling  shareholders or additional persons who may be deemed  affiliates,  this
Prospectus also relates to certain shares  underlying  options which have not as of this date  been  granted.  If and when  such  options  are  granted,  we will distribute a Prospectus  Supplement.  The shares are being  reoffered and resold for the account of the selling  shareholders  and we will not receive any of the proceeds from the resale of the shares.

            The selling  shareholders  have  advised us that the resale of their shares  may be  effected  from time to time in one or more  transactions  on the
Nasdaq Stock Market,  in negotiated  transactions  or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated.  See "Plan of  Distribution."  We will bear all expenses in connection with the preparation of this Prospectus.

            Our common  stock is traded on the  Nasdaq  Stock  Market  under the symbol "MILB." On December 20, 2001, the closing price for the common stock,  as reported by the Nasdaq Stock Market, was $3.21.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
   COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
    THEY HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER
  ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                The date of this Prospectus is December 20, 2001.

WHERE YOU CAN FIND MORE INFORMATION

            We file annual,  quarterly and special reports, proxy statements and other information with the Securities and Exchange  Commission (the "SEC").  You
may read and  copy any  document  we file at the  SEC's  public  reference  room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington,  D.C. 20549. You
may obtain further  information on the operation of the public reference room by calling the SEC at  1-800-SEC-0330.  Our SEC filings are also  available  to the public over the  Internet at the SEC's web site at  http://www.sec.gov.  You may also request  copies of such  documents,  upon payment of a duplicating  fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Our common stock is listed on the Nasdaq  SmallCap Market and the Boston Stock Exchange and
such  reports  and other  information  may also be  inspected  at the offices of
Nasdaq at 1735 "K" Street,  N.W.,  Washington,  D.C.  20006-1500  and the Boston
Stock Exchange at One Boston Place, Boston, Massachusetts 02108.

                                      -2-

                           INCORPORATION BY REFERENCE

            The SEC allows us to  "incorporate  by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this  prospectus and  information  that we file later with  the SEC  will  automatically  update  and  replace  this  information.  We incorporate  by reference the documents  listed below and any future  filings we make with the SEC under  Sections  13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"):

            (1)         Our Annual Report on Form 10-KSB for the year ended July
                        31, 2001;

            (2)         Our  Quarterly  Report on Form 10-QSB for the  quarterly
                        period ended October 31, 2001; and

            (3)         Our Application for  Registration of our common stock on
                        Form 8-A dated December 10, 1998.

            You may request a copy of these filings  (excluding  the exhibits to such filings which we have not  specifically  incorporated  by reference in such filings) at no cost, by writing or telephoning us at the following address:

                              The Millbrook Press Inc.
                              2 Old New Milford Road
                              Brookfield, Connecticut 06084
                              Attention: Chief Financial Officer
                              (203) 740-2220

                        --------------------------------

            No dealer,  salesman or other person has been authorized to give any information or to make any  representations  other than those  contained in this
Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any selling  shareholder.  This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities  offered hereby to any  person  in  any  state  or  other  jurisdiction  in  which  such  offer  or solicitation  is unlawful.  The delivery of this Prospectus at any time does not imply that information  contained herein is correct as of any time subsequent to its date.

                                      -3-

                               GENERAL INFORMATION

            We are headquartered in Brookfield, Connecticut, and are a publisher of children's nonfiction books, in both hardcover and paperback,  for the school and library market and the consumer market.

            Our address is 2 Old New Milford Road, Brookfield, Connecticut 06084
and our telephone number is (203) 740-2220.

                                 USE OF PROCEEDS

            We will receive the exercise  price of the options when exercised by the holders thereof.  Such proceeds will be used for working capital purposes by
us. We will not receive any of the  proceeds  from the reoffer and resale of the shares by the selling shareholders.

                              SELLING SHAREHOLDERS

            This  Prospectus  relates to the reoffer and resale of shares issued or that may be issued to the selling  shareholders  under our 1994 Stock  Option
Plan.

            The  following  table  sets forth (i) the number of shares of Common
Stock owned by each selling  shareholder at December 1, 2001, (ii) the number of shares to be offered for resale by each  selling  shareholder  (i.e.,  the total
number  of  shares   underlying   options  held  by  each  selling   stockholder
irrespective  of whether such options are presently  exercisable  or exercisable within 60 days of  December  1, 2001),  and (iii) the number and  percentage  of shares  of our  Common  Stock  to be  held  by each  selling  shareholder  after completion of the offering.

                                                                            Number of shares of
                                                                               Common Stock/
       Name                  Number of shares of     Number of Shares   Percentage of Class to be
                            Common Stock Owned at     to be Offered     Owned After Completion of
                              December 1, 2001          for Resale            the Offering

Howard Graham(1)                 235,475(2)              168,195               92,279/3.2%
Frank J. Farrell (3)             153,975(4)               86,196               70,779/2.4%
Jean Reynolds(5)                  57,166(6)               67,166                15,000/*
David Allen(7)                    34,500(8)               60,000                15,000/*
Richard McCullough(9)             10,000(8)               30,000                  0/0%
Hannah Stone(10)               2,500(8)(11)                8,000                  0/0%
Bruno A. Quinson(12)               1,250(8)                5,500                  0/0%
Joseph Kanon(12)                   1,250(8)                5,500                  0/0%
---------
* Less than one percent

(1)         Mr. Graham has been a director of the Company since its inception in
            1989,  served as a Vice-President  from 1989 until December 1997 and has been Chairman of the Board of the Company since October 1997.

(2)         Represents  143,196  shares of Common Stock  issuable upon presently exercisable  options  (or  options  exercisable  within  60  days of
            December 1,  2001),  12,500  shares of Common  Stock  issuable  upon presently exercisable warrants which are owned by Mr. Graham and his

                                      -4-

            wife as joint  tenants,  and 79,779 shares of Common Stock which are owned by Mr. Graham and his wife as joint tenants.  Does not include options to  purchase  25,000  shares of Common  Stock  which are not presently  exercisable or exercisable  within 60 days of December 1,
            2001.

(3)         Mr.  Farrell has been a director of the Company  since its inception in 1989 and  served  as a  Vice-President  and  Secretary  since its inception  until December  1996.  Currently,  Mr.  Farrell  provides consulting services to the Company.

(4)         Includes  83,196  shares of Common  Stock  issuable  upon  presently exercisable  options  (or  options  exercisable  within  60  days of
            December 1, 2001).

(5)         Ms. Reynolds has served as Executive Vice President-Publisher  since
            October 1996.

(6)         Includes  42,166  shares of Common Stock  issuable  upon exercise of options (or options exercisable within 60 days of December 1, 2001).

(7)         Mr. Allen has been Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company since February 1999.

(8)         Consists  of  shares   issuable   upon  the  exercise  of  presently
            exercisable  options  (or  options  exercisable  within  60  days of
            December 1, 2001).

(9)         Mr.  McCullough  has  served  as  Senior  Vice  President-Sales  and
            Marketing since July 1999.

(10)        Ms. Stone has been a director of the Company since June 1997.

(11)        Does not include  Common Stock or shares  issuable upon the exercise of  presently  exercisable  bridge  warrants  held by  21st  Century
            Communications  Partners,  L.P.,  21st  Century  Communications  T-E
            Partners,  L.P. and 21st Century  Communications  Foreign  Partners,
            L.P.  (collectively  the "21st  Century  Entities").  Ms. Stone is a
            Managing  Director  of an  entity  which is a general  partner  of a general partner of the 21st Century Entities.

(12)        Messrs.  Quinson  and Kanon  have  served on the Board of  Directors since November 1999.

                              PLAN OF DISTRIBUTION

            This  offering  is  self-underwritten;  neither  we nor the  selling stockholders  have employed an  underwriter  for the sale of Common Stock by the selling  stockholders.  We  will  bear  all  expenses  in  connection  with  the preparation of this Prospectus.  The selling stockholders will bear all expenses associated with the sale of the Common Stock.

            The  selling  stockholders  may offer their  shares of Common  Stock directly  or  through  pledgees,  donees,  transferees  or other  successors  in interest in one or more of the following transactions:

            o On any stock  exchange on which the shares of Common  Stock may be listed at the time of sale

            o In negotiated transactions

            o In the over-the-counter market

            o In a combination of any of the above transactions

            The selling  stockholders  may offer their shares of Common Stock at any of the following prices:

            The selling  stockholders  may offer their shares of Common Stock at any of the following prices:

            o Fixed prices which may be changed

                                      -5-

            o Market prices prevailing at the time of sale

            o Prices related to such prevailing market prices

            o At negotiated prices

            The selling  stockholders  may effect such  transactions  by selling shares to or through  broker-dealers,  and all such  broker-dealers  may receive compensation  in the form of discounts,  concessions,  or  commissions  from the selling  stockholders  and/or the  purchasers of shares of Common Stock for whom such  broker-dealers  may act as agents or to whom they sell as  principals,  or both (which compensation as to a particular  broker-dealer might be in excess of customary commissions).

            Any   broker-dealer   acquiring   Common   Stock  from  the  selling
stockholders  may sell the shares either directly,  in its normal  market-making activities, through or to other brokers on a principal or agency basis or to its customers.  Any such  sales  may be at  prices  then  prevailing  on the  Nasdaq
National  Market or at prices  related to such  prevailing  market  prices or at negotiated prices to its customers or a combination of such methods. The selling stockholders and any broker-dealers  that act in connection with the sale of the
Common Stock hereunder might be deemed to be  "underwriters"  within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal  might be deemed to be  underwriting discounts and  commissions  under the Securities Act. Any such  commissions,  as well as other  expenses  incurred by the  selling  stockholders  and  applicable transfer taxes, are payable by the selling stockholders.

            The selling  stockholders  reserve the right to accept, and together with any  agent of the  selling  stockholder,  to reject in whole or in part any proposed  purchase of the shares of Common Stock. The selling  stockholders will pay any sales  commissions  or other  seller's  compensation  applicable to such transactions.

            We have not  registered  or qualified  offers and sales of shares of the Common Stock under the laws of any country, other than the United States. To comply  with  certain  states'  securities  laws,  if  applicable,  the  selling stockholders  will  offer  and  sell  their  shares  of  Common  Stock  in  such jurisdictions  only  through  registered  or  licensed  brokers or  dealers.  In addition,  in certain  states  the  selling  stockholders  may not offer or sell shares of Common Stock unless we have  registered  or qualified  such shares for sale in such  states  or we have  complied  with  an  available  exemption  from registration or qualification.

            The selling shareholders have represented to us that any purchase or sale of shares of Common Stock by them will comply with Regulation M promulgated under the  Securities  Exchange Act of 1934,  as amended.  In general,  Rule 102 under  Regulation M prohibits any person  connected with a  distribution  of our
Common Stock (a  "Distribution")  from  directly or  indirectly  bidding for, or purchasing for any account in which he or she has a beneficial interest,  any of our Common Stock or any right to purchase our Common Stock,  for a period of one

                                      -6-

business  day before and after  completion  of his or her  participation  in the distribution (we refer to that time period as the "Distribution Period").

            During  the  Distribution   Period,  Rule  104  under  Regulation  M
prohibits  the  selling  shareholders  and  any  other  persons  engaged  in the
Distribution from engaging in any stabilizing bid or purchasing our Common Stock except for the purpose of  preventing  or retarding a decline in the open market price of our Common Stock. No such person may effect any stabilizing transaction to facilitate any offering at the market.  Inasmuch as the selling  shareholders will be  reoffering  and  reselling  our Common  Stock at the  market,  Rule 104 prohibits them from effecting any stabilizing  transaction in  contravention  of
Rule 104 with respect to our Common Stock.

            There can be no assurance  that the selling  shareholders  will sell any or all of the shares offered by them hereunder or otherwise.

                                  LEGAL MATTERS

            Certain legal matters in connection  with the issuance of the shares offered hereby have been passed upon for the Company by Messrs.  Olshan Grundman
Frome Rosenzweig & Wolosky LLP, New York, New York 10022.

                                     EXPERTS

            The audited  financial  statements  and  schedules  incorporated  by reference in this  prospectus and elsewhere in the  registration  statement have been  audited  by  Arthur  Andersen  LLP,  independent  public  accountants,  as indicated  in their  reports with respect  thereto,  and are included  herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

            The Company has filed with the Securities and Exchange  Commission a
Registration  Statement on Form S-8 under the Securities Act with respect to the
Shares offered hereby.  For further  information with respect to the Company and the securities offered hereby, reference is made to the Registration Statements.
Statements  contained in this  Prospectus  as to the contents of any contract or other document are not necessarily complete, and in each instance,  reference is made to the  copy of such  contract  or  document  filed  as an  exhibit  to the
Registration Statements,  each such statement being qualified in all respects by such reference.

                                      -7-

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents By Reference
-------     ---------------------------------------

            The  following  documents  filed by The  Millbrook  Press Inc.  (the
"Company") with the Securities and Exchange  Commission are incorporated  herein by reference:

            13. The  Company's  Annual  Report on Form 10-KSB for the year ended
July 31, 2001.

            14. The  Company's  Quarterly  Report on Form 10-QSB for the quarter ended October 31, 2001.

            15. The  description of the Company's  Common Stock,  $.01 par value
(the "Common Stock"), in the Company's  Registration Statement on Form 8-A filed
December 10, 1988.

            All  documents  filed by the Company  pursuant  to  Sections  13(a),
13(c),  14 and 15(d) of the Securities  Exchange Act of 1934, as amended,  after the effective date of this  registration  statement and prior to the filing of a post-effective  amendment which indicates that all securities  offered hereunder have been sold or which deregisters all securities then remaining unsold,  shall be deemed to be  incorporated  by reference  herein and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities
-------     -------------------------

            Not applicable.

Item 5.     Interest of Named Experts and Counsel
-------     -------------------------------------

            Not applicable.

Item 6.     Indemnification of Directors and Officers
-------     -----------------------------------------

                                      II-1

            Except  as  hereinafter  set  forth,  there is no  statute,  charter provision,  by-law,  contract or other  arrangement  under which any controlling person,  director or officer of The Millbrook Press Inc.  ("Company") is insured or  indemnified  in any  manner  against  liability  which  he may  incur in his capacity as such.

            The  Certificate  of  Incorporation,  as  amended  ("Certificate  of
Incorporation"), of the Company provides that the Company shall indemnify to the fullest  extent  permitted  by  Delaware  law any person  whom it may  indemnify thereunder,  including directors, officers, employees and agents of the Company.
The  pertinent  section  of  Delaware  law is set  forth  below  in  full.  Such indemnification  (other than as ordered by a court) shall be made by the Company only upon a determination  that  indemnification  is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or
by  independent  legal  counsel  or  by  the  stockholders.   In  addition,  the
Certificate  of  Incorporation  provides  for  the  elimination,  to the  extent permitted by Delaware law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

            The Company obtained a directors and officers  insurance and company reimbursement  policy in the amount of $5,000,000.  The policy insures directors and officers  against  unindemnified  loss arising from certain wrongful acts in their  capacities  and would  reimburse  the Company for such loss for which the
Company has lawfully indemnified the directors and officers.

            See the second and third paragraphs of Item 28 below for information regarding the position of the Securities and Exchange Commission with respect to the effect of any  indemnification  for liabilities arising under the Securities
Act of 1933, as amended ("Securities Act").

            Section 145 of the General Corporation Law provides as follows:

               (a) A corporation  may indemnify any person who was or is a party or is  threatened to be made a party to any  threatened,  pending or completed  action,  suit or  proceeding,  whether  civil,  criminal, administrative  or  investigative  (other  than  action by or in the right of the  corporation) by reason of the fact that he is or was a director,  officer,  employee or agent of the corporation,  or is or was  serving  at the  request  of  the  corporation  as a  director, officer,  employee  or agent of  another  corporation,  partnership,
            joint  venture,   trust  or  other   enterprise,   against  expenses
            (including  attorneys' fees),  judgments,  fines and amounts paid in settlement  actually and  reasonably  incurred by him in  connection with such action,  suit or  proceeding if he acted in good faith and in a manner he  reasonably  believed  to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action,  suit or proceeding by judgment,  order,  settlement,  conviction,  or  upon a plea of nolo contendere  or its  equivalent,  shall  not,  of  itself,  create  a presumption  that  the  person  did not act in good  faith  and in a manner which he  reasonably  believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or  proceeding,  had  reasonable  cause to  believe  that his conduct was unlawful.

               (b) A corporation  may indemnify any person who was or is a party or is  threatened to be made a party to any  threatened,  pending or completed  action or suit by or in the right of the  corporation  to procure a judgment  in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was  serving at the  request of the  corporation  as a  director, officer,  employee  or agent of  another  corporation,  partnership, joint venture, trust or other enterprise against expenses (including
            attorneys'  fees)  actually  and  reasonably   incurred  by  him  in
            connection  with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably  believed to be in or not  opposed  to the best  interests  of the  corporation  and except  that no  indemnification  shall  be made in  respect  of any claim,  issue or  matter as to which  such  person  shall  have been adjudged  to be liable  to the  corporation

                                      II-2

            unless  and only to the  extent  that the Court of  Chancery  or the court in which such action or suit was brought shall  determine upon application that,  despite the adjudication of liability but in view of all the  circumstances  of the case,  such  person is fairly  and reasonably  entitled to indemnity for such expenses  which the Court of Chancery or such other court shall deem proper.

               (c) To the extent that a director,  officer, employee or agent of a  corporation  has been  successful  on the merits or  otherwise in defense of any action, suit or proceeding referred to in subsections
            (a) and (b) of this  section,  or in defense of any claim,  issue or matter therein,  he shall be indemnified against expenses (including
            attorneys'  fees)  actually  and  reasonably   incurred  by  him  in
            connection therewith.

               (d) Any  indemnification  under  subsections  (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific  case upon a  determination  that indemnification  of the  director,  officer,  employee  or  agent is proper  in the  circumstances  because  he has  met  the  applicable standard  of conduct  set forth in  subsections  (a) and (b) of this section.  Such  determination  shall  be made  (1) by the  board  of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding,  or (2) if such a quorum  is not  obtainable,  or,  even if  obtainable  a quorum of disinterested  directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

               (e)  Expenses  incurred by an officer or director in  defending a civil or  criminal  action,  suit or  proceeding  may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall  ultimately  be determined  that  he is  not  entitled  to  be  indemnified  by  the corporation as authorized in this section. Such expenses incurred by other  employees  and  agents  may be so paid  upon  such  terms and conditions, if any, as the board of directors deems appropriate.

               (f) The  indemnification and advancement of expenses provided by, or granted pursuant to, the other  subsections of this section shall not be deemed  exclusive of any other rights to which those  seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise,  both as to action  in his  official  capacity  and as to action in another capacity while holding such office.

               (g) A  corporation  shall have  power to  purchase  and  maintain insurance on behalf of any person who is or was a director, officer, employee  or agent of the  corporation,  or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation,  partnership,  joint venture, trust or other enterprise  against any liability  asserted against him and incurred by him in any such  capacity,  or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

               (h) For purposes of this section, references to "the corporation"
            shall  include,  in  addition  to  the  resulting  corporation,  any constituent corporation (including any constituent of a constituent)
            absorbed  in a  consolidation  or  merger  which,  if  its  separate existence  had  continued,  would  have had power and  authority  to indemnify its directors,  officers, and employees or agents, so that any person who is or was a director,  officer,  employee or agent of such constituent corporation, or is or was serving at the request of such  constituent  corporation as a director,  officer,  employee or agent of another corporation,  partnership,  joint venture, trust or other  enterprise,  shall  stand in the  same  position  under  this section with respect to the resulting or surviving corporation as he would  have with  respect  to such  constituent  corporation  if its separate existence had continued.

                                      II-3

               (i)  For  purposes  of  this   section,   references   to  "other
            enterprises"  shall include  employee  benefit plans;  references to
            "fines"  shall  include any excise  taxes  assessed on a person with respect to any employee  benefit plan; and references to "serving at the  request of the  corporation"  shall  include  any  service as a director,  officer,  employee  or  agent  of the  corporation  which imposes duties on, or involves services by, such director,  officer, employee,  or agent with respect to any employee  benefit plan,  its participants or beneficiaries;  and a person who acted in good faith and in a manner he reasonably  believed to be in the interest of the participants and  beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best  interests of the corporation" as referred to in this section.

               (j) The  indemnification and advancement of expenses provided by, or  granted  pursuant  to,  this  section  shall,  unless  otherwise provided when  authorized  or ratified,  continue as to a person who has ceased to be a  director,  officer,  employee or agent and shall inure to the benefit of the heirs,  executors and  administrators of such a person.

            The Company has also agreed to indemnify each director and executive officer  pursuant to an  Indemnification  Agreement  with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability  incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company.

Item 7.     Exemption From Registration Claimed
-------     -----------------------------------

            Not Applicable.

Item 8.     Exhibits
-------     --------

            Exhibit Index

Exhibit
-------

4.1         1994 Stock Option Plan,  (incorporated by reference to the Company's
            Registration Statement on Form SB-2 (No. 333-14631).*

5.1         Opinion of Olshan Grundman Frome & Rosenzweig LLP.**

23.1        Consent of Arthur Andersen LLP**

--------
*           Previously filed.

23.2        Consent of Olshan Grundman Frome  Rosenzweig & Wolosky LLP (included in Exhibit 5.1).**

24          Power  of  Attorney   (included  on  the  signature   page  of  this
            Registration Statement).**

Item 9.     Undertakings
-------     ------------

            The undersigned registrant hereby undertakes:

                        a. To file,  during any period in which  offers or sales
are being made, a  post-effective  amendment to this  registration  statement to include any material  information  with respect to the plan of distribution  not previously  disclosed in the  registration  statement or any material  change to such information in the registration statement.

                        b. That,  for the purpose of  determining  any liability
under the Securities Act of 1933,  each such  post-effective  amendment shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        c.  To   remove   from   registration   by  means  of  a
post-effective  amendment any of the securities  being  registered  which remain unsold at the termination of the offering.

            The undersigned  registrant  hereby undertakes that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (and, where applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the  registration  statement shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar  as  indemnification   for  liabilities  arising  under  the
Securities Act of 1933 may be permitted to directors,  officers and  controlling persons of the registrant  pursuant to the foregoing  provisions,  or otherwise, the  registrant  has been  advised  that in the  opinion of the  Securities  and
Exchange  Commission such  indemnification is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the  event  that a claim  for indemnification  against

---------------------
**          Filed herewith.

                                      II-5

each such  liabilities  (other  than the payment by the  registrant  of expenses incurred or paid by a trustee,  officer or controlling  person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee,  officer or controlling  person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-6

                                   SIGNATURES
                                   ----------

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized in the City of Brookfield,  State of  Connecticut,  on this 19 day of
December 2001.

                                    THE MILLBROOK PRESS INC.
                                    --------------------------------------

                                                (Registrant)

                                    By:    /s/ David Allen
                                         ---------------------------------
                                            David Allen, Executive Vice President,
                                            Chief Operating Officer and Chief Financial
                                            Officer

                                POWER OF ATTORNEY
                                -----------------

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below  constitutes and appoints Howard Graham and David Allen,  and each of them,  his true and lawful  attorney-in-fact  and  agent,  with full power of substitution  and  resubstitution,  for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments)  to this  Registration  Statement,  and to file  the  same  with all exhibits  thereto,  and  other  documents  in  connection  therewith,  with  the
Securities and Exchange  Commission,  granting unto said  attorneys-in-fact  and agents,  and each of them,  full power and  authority to do and perform each and every act and thing  requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person,  hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or

                                      II-7

cause to be done by virtue thereof.

            Pursuant  to the  requirements  the  Securities  Act of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

       Name                                Title                                                              Date

 /s/ Howard Graham               Chairman of the Board                                                December 19, 2001
------------------------
Howard Graham

 /s/ David Allen                 Executive Vice President,                                            December 19, 2001
------------------------         Chief Operating Officer and Chief Financial Officer
David Allen                      (Principal Financial Officer and Principal
                                 Accounting Officer and Principal Executive Officer)

 /s/ Frank J. Farrell            Director                                                             December 19, 2001
------------------------
Frank J. Farrell

 /s/ Bruno Quinson               Director                                                             December 19, 2001
------------------------
Bruno Quinson

 /s/ Joseph Kanon                Director                                                             December 19, 2001
------------------------
Joseph Kanon

 /s/ Hannah Stone                Director                                                             December 19, 2001
------------------------
Hannah Stone

                                      II-8